UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8‑K/A

Amendment No. 1
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2018
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OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	0-19582 (Commission File Number)	56-0751714 (I.R.S. Employer Identification No.)

500 Old Dominion Way
Thomasville, North Carolina 27360
(Address of principal executive offices)
(Zip Code)

(336) 889-5000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Amendment No. 1 on Form 8-K/A (this “Report”) amends the Current Report on Form 8-K (the “Form 8-K”) filed by Old Dominion Freight Line, Inc. (the “Company”) on March 9, 2018 that reported, among other events, that in connection with the transition of David S. Congdon to Executive Chairman, the Company expected to enter into a Third Amendment to Amended and Restated Employment Agreement with Mr. Congdon (the “Amendment”). On May 16, 2018, the Board of Directors of the Company (the “Board”), upon the recommendation of the Compensation Committee of the Board, approved and the Company entered into the Amendment. The Amendment modifies Sections 2.18, 4.1 and 28(c) of the employment agreement to reflect Mr. Congdon’s new role as Executive Chairman. The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to the copy of the Amendment included as Exhibit 10.17.23 to this Report and incorporated herein by reference. This Report is also being filed to correct a clerical error in the Form 8-K regarding Mr. Congdon’s participation factor in the Company’s Performance Incentive Plan, which remains unchanged at 1.04% following his transition to Executive Chairman.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description

10.17.23	Third Amendment to Amended and Restated Employment Agreement, effective May 16, 2018, by and between Old Dominion Freight Line, Inc. and David S. Congdon

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.
By:	/s/ Kimberly S. Maready
Kimberly S. Maready Vice President - Accounting & Finance (Principal Accounting Officer)

Date:    May 17, 2018